Exhibit 10.7

AXONICS MODULATION TECHNOLOGIES, INC.

RESTRICTED STOCK PURCHASE AGREEMENT

The Board of Directors of Axonics Modulation Technologies, Inc., a Delaware corporation (the “Company”), has approved a grant to «First_ Name» «Last_ Name», an individual (the “Participant”), of restricted shares of Common Stock of the Company, $0.0001 par value per share (the “Shares”), pursuant to the Company’s 2014 Stock Incentive Plan (the “Plan”) and this Restricted Stock Purchase Agreement (the “Purchase Agreement”), as follows:

Grant Date	«Grant Date»

Total Number of Shares	«Total Number of Shares» Shares

Purchase Price Per Share	«Purchase_ Price per_ Share»

Total Purchase Price	$________________

Vesting Commencement Date	«Vesting_Commencement_Date»

Vesting Schedule	«Vesting_Schedule»

By their signatures below, the Company and the Participant agree that the Shares are subject to this Purchase Agreement, including the Additional Terms and Conditions (the “Terms”) attached hereto and incorporated herein as part of this Purchase Agreement, and the provisions of the Plan. In the event there is a conflict or inconsistency between any provision in this Purchase Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern. Capitalized terms used in this Purchase Agreement that are not otherwise defined herein shall have the same meanings as defined in the Plan. The Participant acknowledges receipt of copies of both this Purchase Agreement (including the Terms) and the Plan, and hereby accepts the Shares subject to all of their terms and conditions.

PARTICIPANT	COMPANY

«First Name» «Last Name»	Axonics Modulation Technologies, Inc.

By:
Signature	[Insert Name and Title]

Date
Address:
Address

Attachments: Additional Terms and Conditions; Stock Assignment Separate from Certificate; Form of IRC Section 83(b) Election; Axonics Modulation Technologies, Inc. 2014 Stock Incentive Plan.

ADDITIONAL TERMS AND CONDITIONS

The terms and conditions set forth below constitute part of the Restricted Stock Purchase Agreement to which they are attached, and references herein to the “Purchase Agreement” include both documents as one agreement.

1. Issuance of Shares and Consideration. The Company agrees to issue to the Participant the number of Shares at the purchase price per share (the “Purchase Price”) stated on the first page of this Purchase Agreement, which Purchase Price shall be paid by any of the following methods of payment

(a) cash or check;

(b) cancellation of indebtedness of the Company to the Optionee;

(c) delivery by Optionee to the Company of a full recourse promissory note in such form as reasonably approved by the Company;

(d) waiver of compensation due to and accrued to the Optionee for services rendered;

(e) such other form of consideration as may be approved by the Administrator from time to time to the extent permitted by applicable law; and

(f) any combination of the foregoing.

2. Vesting of Shares. Subject to Section 3(f) below, the Shares acquired hereunder shall vest and become “Vested Shares” as set forth on the first page of this Purchase Agreement. Shares which have not yet become vested are herein called “Unvested Shares.” Shares which have not yet become vested are herein called “Unvested Shares.” No additional shares shall vest after the date of termination of Participant’s Continuous Service. For these purposes, the “Vesting Commencement Date” shall be as set forth on the first page of this Purchase Agreement.

For purposes of this Purchase Agreement, the term “Continuous Service” means (a) Participant’s employment by either the Company or any Affiliated Company, or by a successor entity following a Change in Control, which is uninterrupted except for vacations, illness (not including Disability), or leaves of absence which are approved in writing by the Company or any of such other employer corporations, as applicable, (b) service as a member of the Board until the Participant resigns, is removed from office, or Participant’s term of office expires and he or she is not reelected, or (c) so long as the Participant is engaged as a Consultant or other Service Provider.

3. Reconveyance Upon Termination of Service.

(a) Repurchase Right. The Company shall have the right (but not the obligation) to repurchase (the “Repurchase Right”) any or all of the Shares in the event that the Participant’s Continuous Service terminates for any reason (such date of termination of Continuous Service, the “Termination Date”). Upon exercise of the Repurchase Right, the Participant shall be obligated to sell his or her Shares to the Company, as provided in this Section 3. In the event the Company does not exercise the Repurchase Right with respect to all of the Shares, the Company shall nevertheless continue to have the “right of first refusal” (the “Right of First Refusal”) with respect to any remaining Shares during the period and as set forth in Section 4 below.

(b) Repurchase Price. The repurchase price of the Shares (the “Repurchase Price”) shall be determined as follows:

(i) the Repurchase Price for any Vested Shares shall be equal to the Fair Market Value (as determined in accordance with the Plan) of such Vested Shares as of the Termination Date; and

(ii) the Repurchase Price for any Unvested Shares shall be equal to the lesser of (1) the original Purchase Price of such Unvested Shares, or (2) the Fair Market Value (as determined in accordance with the Plan) of such Unvested Shares as of the Termination Date.

(c) Procedure for Exercise of Reconveyance Option. For ninety (90) days after the Termination Date or other event described in this Section 3, the Company may exercise the Repurchase Right by giving Participant and/or any other person obligated to sell the Shares written notice of the number of Shares which the Company desires to purchase; provided, however, the Company shall automatically repurchase all Unvested Shares as of the Termination Date, without notice or further action on the part of the Company being necessary, unless the Company affirmatively elects not to repurchase some or all of such Unvested Shares. The Repurchase Price for the Shares (as determined pursuant to Section 3(b)) shall be payable, at the option of the Company, by cash or check, by cancellation of all or a portion of any outstanding indebtedness of Participant to the Company, or by any combination thereof. In the event the Company does not exercise the Repurchase Right with respect to all of the Shares, the Company shall nevertheless continue to have the Right of First Refusal with respect to any such remaining Shares as set forth in Section 4(b).

(d) Notification and Settlement. In the event that the Company has elected to exercise the Repurchase Right as to part or all of the Shares within the period described above, Participant or such other person shall deliver to the Company certificate(s) representing the Shares to be acquired by the Company within thirty (30) days following the date of the notice from the Company. The Company shall deliver to Participant against delivery of the Shares, a check of the Company, or such other form of payment permitted under Section 3(c), payable to Participant and/or any other person obligated to transfer the Shares in the aggregate amount of the Repurchase Price to be paid as set forth in Section 3(b) above.

(e) Escrow of Shares. For purposes of facilitating the enforcement of the provisions of this Section 3, Participant agrees, immediately upon receipt of certificate(s) for any Shares, to deliver such certificate(s), together with a Stock Assignment Separate from Certificate in the form attached to this Purchase Agreement as Exhibit A, duly executed, in blank, to the Secretary of the Company, or the Secretary’s designee, to hold such certificate(s) and Stock Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Purchase Agreement. Participant hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Purchase Agreement and that said appointment is coupled with an interest and is accordingly irrevocable. Participant agrees that said escrow holder shall not be liable to any party hereof (or to any other party). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Participant agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Administrator shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Purchase Agreement. Participant shall be entitled to vote and to receive dividends and distributions on all such deposited Shares.

(f) Termination. The Repurchase Right shall terminate as follows:

(i) In accordance with Section 3(g) below; and

(ii) Upon the closing of an initial public offering (a “Public Offering”) of shares of the Company’s Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

(g) Change in Control. Notwithstanding Section 2, if Participant holds Shares at the time a Change in Control occurs, all Repurchase Rights shall automatically terminate immediately prior to the consummation of such Change in Control and the Shares subject to those terminated Repurchase Rights shall immediately vest in full.

(h) Involuntary Transfers. If the Participant: (i) files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors; (ii) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to the Shares and such involuntary petition or assignment or attachment is not discharged within sixty (60) days after its date; or (iii) is required to transfer the Shares by operation of law or by order or decree of any court, then the Company shall have the option to exercise the Repurchase Right, whether or not the Continuous Service of the Participant shall then have terminated.

(i) Assignment of Repurchase Right. The Company may assign its Repurchase Right under this Section 3 without the consent of the Participant.

4. Transfer Limitations.

(a) General. The Participant shall not assign, encumber or dispose of any interest in the Shares while the Shares are subject to the Company’s Repurchase Right. In the event the Repurchase Right expires unexercised as to any Shares, or the Company releases any Shares from the Repurchase Right, the Participant shall not assign, encumber or dispose of any interest in such Shares other than in compliance with the provisions of Section 4 hereof.

(b) Right of First Refusal.

(i) The Shares acquired hereunder may be sold by the Participant only in compliance with the provisions of this Section 4(b). Prior to any intended sale, Participant shall first give written notice (the “Offer Notice”) to the Company specifying (i) his or her bona fide intention to sell or otherwise transfer such Shares, (ii) the name and address of the proposed purchaser(s), (iii) the number of Shares the Participant proposes to sell (the “Offered Shares”), (iv) the price for which he or she proposes to sell the Offered Shares, and (v) all other material terms and conditions of the proposed sale.

(ii) Within 30 days after receipt of the Offer Notice, the Company or its nominee(s) may elect to purchase all or any portion of the Offered Shares at the price and on the terms and conditions set forth in the Offer Notice by delivery of written notice (the “Acceptance Notice”) to the Participant specifying the number of Offered Shares that the Company or its nominees elect to purchase. Within 15 days after delivery of the Acceptance Notice to the Optionee, the Company and/or its nominee(s) shall deliver to the Participant payment of the amount of the purchase price of the Offered Shares to be purchased pursuant to this Section 4(b), against delivery by the Participant of a certificate or certificates representing the Offered Shares to be purchased, duly endorsed for transfer to the Company or such nominee(s), as the case may be. Payment shall be made on the same terms as set forth in the Offer Notice or, at the election of the Company or its nominees(s), by check or wire transfer of funds. If the

Company and/or its nominee(s) do not elect to purchase all of the Offered Shares, the Participant shall be entitled to sell the balance of the Offered Shares to the purchaser(s) named in the Offer Notice at the price specified in the Offer Notice or at a higher price and on the terms and conditions set forth in the Offer Notice; provided, however, that such sale or other transfer must be consummated within 60 days from the date of the Offer Notice and any proposed sale after such 60-day period may be made only by again complying with the procedures set forth in this Section 4.

(iii) The Participant may transfer all or any portion of the Shares to a trust established for the sole benefit of the Participant and/or his or her spouse or children without such transfer being subject to the right of first refusal set forth in this Section 4, provided that the Shares so transferred shall remain subject to the terms and conditions of this Agreement and no further transfer of such Shares may be made without complying with the provisions of this Section 4.

(iv) Any Successor of Participant and any transferee of the Shares pursuant to this Section 4, shall hold the Shares subject to the terms and conditions of this Agreement and no further transfer of the Shares may be made without complying with the provisions of this Section 4.

(v) The rights provided the Company and its nominee(s) under this Section 4 shall terminate upon the closing of the initial public offering of shares of the Company’s Common Stock pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.

(c) Binding on Transferees. Any transferee of the Shares, shall hold the Shares subject to the terms and conditions of this Purchase Agreement and no further transfer of the Shares may be made without complying with the provisions of this Section 4.

(d) Legend. Until such time as the Company’s Right of First Refusal lapses and ceases to have effect pursuant to the provisions of Section 4(f), the stock certificates for the Shares purchased pursuant to this Purchase Agreement shall be endorsed with the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR ENCUMBERED, EXCEPT IN CONFORMITY WITH THE TERMS OF A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR HIS PREDECESSOR IN INTEREST). SUCH AGREEMENT GRANTS CERTAIN RIGHTS OF FIRST REFUSAL TO THE COMPANY (OR ITS NOMINEE(S)) UPON THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR ENCUMBRANCE OF THE SHARES. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(e) Termination of Rights. The rights provided the Company and its nominee(s) under this Section 4 shall terminate upon the consummation of a Public Offering as defined in Section 3(f) above, or immediately prior to the consummation of a Change in Control whereupon the Shares will be exchanged for shares of a successor corporation, which shares are Publicly Held (as defined in the Plan).

(f) Assignment of Rights. The Company may assign its rights under this Section 4 without the consent of the Participant.

5. Adjustments Upon Changes in Capital Structure. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend, or other change in the capital structure of the Company, then Participant shall be entitled to new or additional or different shares of stock or securities, in order to preserve, as nearly as practical, but not to increase, the benefits of Participant under this Purchase Agreement, in accordance with the provisions of Section 4.2 of the Plan. Such new, additional or different shares shall be deemed “Shares” for purposes of this Purchase Agreement and subject to all of the terms and conditions hereof. Notwithstanding anything in this Purchase Agreement to the contrary, as provided in Section 8.3 of the Plan, (a) any adjustments made pursuant to this Section 5 to Restricted Stock awards that are considered “deferred compensation” within the meaning of Section 409A of the of the Internal Revenue Code of 1986, as amended (the “Code”) shall be made in compliance with the requirements of Section 409A of the Code; (b) any adjustments made pursuant to this Section 5 to Restricted Stock awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustment the Restricted Stock awards either (i) continue not to be subject to Section 409A of the Code or (ii) comply with the requirements of Section 409A of the Code; and (c) in any event, the Administrator shall not have the authority to make any adjustments pursuant to this Section 5 to the extent the existence of such authority would cause Restricted Stock awards that are not intended to be subject to Section 409A of the Code at the time of grant to be subject thereto.

6. Shares Free and Clear. All Shares purchased by the Company pursuant to this Purchase Agreement shall be delivered by Participant free and clear of all claims, liens and encumbrances of every nature (except the provisions of this Purchase Agreement and any conditions concerning the Shares relating to compliance with applicable federal or state securities laws), and the purchaser thereof shall acquire full and complete title and right to all of the shares, free and clear of any claims, liens and encumbrances of every nature (again except for the provisions of this Purchase Agreement and such securities laws).

7. Investment Representations. The Participant acknowledges that he or she is aware that the Shares to be issued to him or her by the Company pursuant to this Purchase Agreement have not been registered under the Securities Act. In this connection, the Participant warrants and represents to the Company as follows:

(a) Participant is purchasing the Shares solely for the Participant’s own account for investment and not with a view to or for sale or distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof. The Participant also represents that the entire legal and beneficial interest of the Shares the Participant is purchasing is being purchased for, and will be held for the account of, the Participant only and neither in whole nor in part for any other person.

(b) Participant has heretofore discussed the Company and its plans, operations and financial condition with its officers and that the Participant has heretofore received all such information as the Participant deems necessary and appropriate to enable the Participant to evaluate the financial risk inherent in making an investment in the Shares of the Company and the Participant further represents and warrants that the Participant has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

(c) The Participant realizes that the purchase of the Shares is a highly speculative investment and represents that the Participant is able, without impairing the Participant’s financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss on the investment.

(d) The Company hereby discloses to the Participant and the Participant hereby acknowledges that:

(i) the offer and sale of the Shares have not been registered under the Securities Act, and such Shares must be held indefinitely unless a transfer of them is subsequently registered under the Securities Act, or an exemption from such registration is available;

(ii) the share certificate representing the Shares will be stamped with the legends restricting transfer specified in this Purchase Agreement; and

(iii) the Company will make a notation in its records of the aforementioned restrictions on transfer and legends.

(e) The Participant understands that the Shares are restricted securities within the meaning of Rule 144 promulgated under the Securities Act and that any sale of the Shares may be made by him or her only in compliance with the terms and conditions of Rule 144.

(f) Without in any way limiting any of the other provisions of this Purchase Agreement or its representations set forth above, the Participant further agrees that the Participant shall in no event make any disposition of all or any portion of the Shares which the Participant is purchasing unless and until:

(i) there is then in effect a Registration Statement under the Securities Act, covering such proposed disposition and such disposition is made in accordance with said Registration Statement; or

(ii) (A) the Participant shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (B) the Participant shall have furnished the Company with an opinion of counsel to the effect that such disposition will not require registration of such shares under the Securities Act, and (C) such opinion of counsel shall have been concurred in by counsel for the Company and the Company shall have advised the Participant of such concurrence.

8. Limitation of Company’s Liability for Nonissuance; Unpermitted Transfers.

(a) The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to Participant pursuant to this Purchase Agreement. The inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such Shares as to which such requisite authority or approval shall not have been obtained.

(b) The Company shall not be required to: (i) transfer on its books any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Purchase Agreement, or (ii) treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred. In the event of a sale of Shares by the Participant in accordance with this Agreement, the Participant shall furnish to the Company proof that such sale was made in compliance with the provisions of this as to price and general terms of such sale.

9. Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either the Company or the Participant pursuant to the terms of this Purchase Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid and return receipt requested, and addressed to the parties at the addresses provided to the Company (which the Company agrees to disclose to the other parties upon request) or such other address as a party may request by notifying the other in writing.

10. Binding Obligations. All covenants and agreements herein contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the parties hereto and their permitted successors and assigns.

11. Captions and Section Headings. Captions and section headings used herein are for convenience only, and are not part of this Purchase Agreement and shall not be used in construing it.

12. Amendment. This Purchase Agreement may not be amended, waived, discharged, or terminated other than by written agreement of the parties.

13. Entire Agreement. This Purchase Agreement and the Plan shall constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior or contemporaneous written or oral agreements and understandings of the parties, either express or implied. To the extent of any conflict or ambiguity between the terms of this Purchase Agreement and the Plan, the terms of the Plan shall govern, and the Administrator shall interpret and construe this Purchase Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Administrator shall be final and binding on the Company and the Participant.

14. Assignment. Participant shall have no right, without the prior written consent of the Company, to (a) sell, assign, mortgage, pledge or otherwise transfer any interest or right created hereby, or (b) delegate his or her duties or obligations under this Purchase Agreement. This Purchase Agreement is made solely for the benefit of the parties hereto, and no other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Purchase Agreement.

15. Severability. Should any provision or portion of this Purchase Agreement be held to be unenforceable or invalid for any reason, the remaining provisions and portions of this Purchase Agreement shall be unaffected by such holding.

16. Counterparts. This Purchase Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed one instrument.

17. Governing Law. The validity, construction, interpretation, and effect of this Purchase Agreement shall be governed by and determined in accordance with the laws of the State of Delaware without regard for choice of law or conflicts of laws principles.

18. No Retention Rights. Nothing in this Purchase Agreement shall obligate the Company or any Affiliated Company, or their respective stockholders, directors, officers or employees, to continue any relationship that Participant might have as a director, employee, Consultant or other Service Provider of the Company. The right of the Company or any Affiliated Company to terminate at will Participant’s employment at any time (whether by dismissal, discharge or otherwise), with or without Cause, is specifically reserved. Moreover, the Participant acknowledges and agrees that the vesting of Shares pursuant to this Purchase Agreement is earned only by continuing service as a service provider at will. The Participant further acknowledges that this Purchase Agreement, the transactions contemplated hereunder and the vesting schedule, if any, do not constitute an express or implied promise of continued employment or engagement as a service provider for the vesting period, or for any period at all, and shall not interfere with the Participant’s right or the Company’s or Affiliated Company’s right to terminate the Participant’s relationship with the Company or Affiliated Company at any time, with or without Cause or notice.

19. “Market Stand-Off’ Agreement. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Participant or a transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off’) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports or (b) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the National Association of Securities Dealers and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules promulgated by the Financial Industry Regulatory Authority, Inc. In the event of the declaration of a stock dividend, a spin off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In addition, if reasonably requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant or a transferee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Purchase Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Section 19.

20. Stop-Transfer Notices. The Participant agrees that to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

21. Tax Elections. The Participant has reviewed with the Participant own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Purchase Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Purchase Agreement. The Participant understands that Section 83 of the Code, generally taxes as ordinary income the difference between the purchase price for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, “restriction” includes the right of the Company to buy back the Shares pursuant to the Repurchase Right. The Participant understands that the Participant may elect to be taxed at the time the Shares are purchased rather than when and as the Repurchase Right expires by filing an election under Section 83(b) of the Code with the IRS within 30 days from the date of purchase. THE FORM FOR MAKING THIS SECTION 83(b) ELECTION IS ATTACHED TO THIS PURCHASE AGREEMENT AS EXHIBIT B AND THE PARTICIPANT (AND NOT THE COMPANY OR ANY OF ITS AGENTS) SHALL BE SOLELY RESPONSIBLE FOR APPROPRIATELY FILING SUCH FORM, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS AGENTS TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

22. Withholding. Participant shall deliver a check or cash to the Company in the amount reasonably requested by the Company to satisfy the Company’s withholding obligations under federal, state or other applicable tax laws with respect to the taxable income, if any, recognized by the Participant in connection with the vesting of any portion of the Shares in accordance with the terms of this Purchase Agreement, or in connection with the Participant’s Section 83(b) election, as the case may be (unless the Company consented to other arrangements for deductions or withholding from Participant’s wages, bonus or other compensation payable to Participant, or by the delivery of Shares owned by the Participant in accordance with the Plan, provided such arrangements satisfy the requirements of applicable tax, securities, or other applicable law).

23. Attorneys’ Fees. If any party shall bring an action in law or equity against another to enforce or interpret any of the terms, covenants and provisions of this Purchase Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys’ fees and costs.

24. Reliance on Counsel and Advisors. The Participant acknowledges that he or she has had the opportunity to review this Purchase Agreement, including all attachments hereto, and the transactions contemplated by this Purchase Agreement with his or her own legal counsel, tax advisors and other advisors. The Participant is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Purchase Agreement.

25. California Corporate Securities Law. The sale of the shares that are the subject of this Restricted Stock Purchase Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such shares or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of such shares is exempt from such qualification by Section 25100, 25102 or 25105 of the California Corporate Securities Law of 1968, as amended. The rights of all parties to this Restricted Stock Purchase Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement dated as of                     201    , the undersigned hereby sells, assigns and transfers unto                                                                                                       (                ) shares of Common Stock of the Company, $0.0001 par value per share of Axonics Modulation Technologies, Inc., a Delaware corporation, standing in the undersigned’s name on the books of said corporation represented by certificate number                     delivered herewith, and does hereby irrevocably constitute and appoint                                                              as attorney-in-fact, with full power of substitution, to transfer said stock on the books of said corporation.

Dated:

(Signature)

(Spouse’s Signature, if any)

(Print Name)

This Stock Assignment Separate From Certificate was executed in conjunction with the terms of a Restricted Stock Purchase Agreement between the above assignor and the above corporation, dated as of             , 201    .

EXHIBIT B

SECTION 83(b) ELECTION

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in his or her gross income the amount of any compensation taxable to him or her in connection with his or her receipt of the property described below:

1. The name, address and taxpayer identification number of the undersigned are as follows:

NAME OF TAXPAYER:

TAXPAYER’S ADDRESS:

TAXPAYER SSN:

2. The property with respect to which the election is made is described as follows:             shares of Common Stock, $0.0001 par value per share (the “Shares”), of Axonics Modulation Technologies, Inc. (the “Company”).

3. The date on which the property was transferred is:             , 201        .

4. The taxable year for which the election is made is: 201        .

5. The property is subject to the following restrictions: The Shares may be repurchased by the Company, or its assignee, upon the occurrence of certain events. This right lapses with regard to a portion of the Shares over time.

6. The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $            per share.

7. The amount, if any, paid for such property: $            per share.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
«First_Name » «Last_Name», Taxpayer